Exhibit 10.5

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Agreement”) is entered into as of April 20, 2015, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and TALEND, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A.                                    Landlord and Tenant have previously entered into that certain Lease Agreement dated as of April 11, 2014, as amended by a First Amendment to Lease dated December 16, 2014 (collectively the “Original Lease”) of certain premises more particularly described in the Original Lease.  Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.  Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

B.                                    Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1.                                      The following new Article 56 is hereby added to the Lease:

“ARTICLE 56.

TENANT’S ROOFTOP RIGHTS

56.1                        Right to Install and Maintain Rooftop Equipment.  During the Lease Term and subject to the terms of this Article 56, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant’s business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the “Rooftop Equipment”).  If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises.  All of Tenant’s Rooftop Equipment must be located within a total aggregate area not to exceed four (4) square feet, at locations reasonably approved by Landlord prior to any installation.  Landlord hereby consents to the installation of Rooftop Equipment consisting of one (1) antennae and/or satellite dishes (the “Initial Rooftop Equipment”).  Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building in its sole discretion.

56.2                        Additional Charges for Rooftop Equipment.  Tenant will be solely responsible, at Tenant’s sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair.  Landlord agrees that the named Tenant hereunder shall not pay any rental charge for Tenant’s use of the rooftop pursuant to the terms of this Article 56 for the Initial Rooftop Equipment, provided, however, if any successor to the named

Tenant wishes to utilize rooftop space or if Tenant seeks to use rooftop space for Rooftop Equipment in addition to the Initial Rooftop Equipment, Landlord reserves the right to impose a charge for such use, which shall be consistent with market rates.

56.3                        Conditions of Installation.  The installation of the Rooftop Equipment shall constitute an alteration and shall be performed in accordance with and subject to the provisions of Article 15 of this Lease.  Tenant shall comply with all applicable laws, rules and regulations relating to the installation, maintenance and operation of Rooftop Equipment at the Building (including, without limitation, all construction rules and regulations) and will pay all costs and expenses relating to such Rooftop Equipment, including the cost of obtaining and maintaining any necessary permits or approvals for the installation, operation and maintenance thereof in compliance with applicable laws, rules and regulations.  The installation, operation and maintenance of the Rooftop Equipment at the Building shall not adversely affect the structure or operating systems of the Building or the business operations of any other tenant or occupant at the Building.  For purposes of determining Landlord’s and Tenant’s respective rights and obligations with respect to the use of the roof, the portion of the roof affected by the Rooftop Equipment shall be deemed to be a portion of the Premises (provided that such portion shall not be measured for purposes of determining the area of the Premises); consequently, all of the provisions of this Lease respecting Tenant’s obligations hereunder shall apply to the installation, use and maintenance of the Rooftop Equipment, including without limitation provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance.  Tenant may install cabling and wiring through the Building interior conduits, risers, and pathways of the Building in accordance with Article 52 in order to connect Rooftop Equipment with the Premises.

56.4                        Non-Exclusive Right.  Tenant’s right to install and maintain Rooftop Equipment is non-exclusive and is subject to termination or revocation as set forth herein, including pursuant to Section 22.2(b) of this Lease.  Landlord shall be entitled to all revenue from use of the roof other than revenue from the Rooftop Equipment installed by Tenant.  Subject to the terms set forth below in this Section 56.4, Landlord at its election may require the relocation, reconfiguration or removal of the Rooftop Equipment, if in Landlord’s reasonable judgment the Rooftop Equipment is interfering with the use of the rooftop for the helipad or other Building operations (including without limitation maintenance, repairs and replacements of the roof) or the business operations of other tenants or occupants of the Building, causing damage to the Building or if Tenant otherwise fails to comply with the terms of this Article 56.  If relocation or reconfiguration becomes necessary due to interference difficulties, Landlord and Tenant will reasonably cooperate in good faith to agree upon an alternative location or configuration that will permit the operation of the Rooftop Equipment for Tenant’s business at the Premises without interfering with other operations at the Building or communications uses of other tenants or occupants.  If removal is required due to any breach or default by Tenant under the terms of this Article 56, Tenant shall remove the Rooftop Equipment upon thirty (30) days’ written notice from Landlord.  Any relocation, removal or reconfiguration of the Rooftop Equipment as provided above shall be at Tenant’s sole cost and expense.  In addition to the other rights of relocation and removal as set forth herein, Landlord reserves the right to require relocation of Tenant’s Rooftop Equipment at any time at its election at

Landlord’s cost (but not more frequently than once per year) so long as Tenant is able to continue operating its Rooftop Equipment in substantially the same manner as it was operated prior to its relocation.  In connection with any relocation of Tenant’s Rooftop Equipment at the request of or required by Landlord (other than in the case of a default by Tenant hereunder), Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of the required relocation and will conduct the relocation in a commercially reasonable manner and in such a way that will, to the extent reasonably possible, prevent interference with the normal operation of Tenant’s Rooftop Equipment.  In connection with any relocation, Landlord further agrees to work with Tenant in good faith to relocate Tenant’s Rooftop Equipment to a location that will permit its normal operation for Tenant’s business operations.  Landlord acknowledges that relocation of Tenant’s Rooftop Equipment may be disruptive to Tenant’s business and, without limiting its rights to require such removal, confirms that it will not exercise its rights hereunder in a bad faith manner or for the purpose of harassing or causing a hardship to Tenant.

56.5                        Costs and Expenses.  If Tenant fails to comply with the terms of this Article 56 within thirty (30) days following written notice by Landlord (or such longer period as may be reasonably required to comply so long as Tenant is diligently attempting to comply), Landlord may take such action as may be necessary to comply with these requirements.  In such event, Tenant agrees to reimburse Landlord for all costs incurred by Landlord to effect any such maintenance, removal or other compliance subject to the terms of this Article 56, including interest on all such amounts incurred at the Agreed Rate, accruing from the date which is ten (10) days after the date of Landlord’s demand until the date paid in full by Tenant, with all such amounts being Additional Rent under this Lease.

56.6                        Indemnification; Removal.  Tenant agrees to indemnify Landlord, its partners, agents, officers, directors, employees and representatives from and against any and all liability, expense, loss or damage of any kind or nature from any suits, claims or demands, including reasonable attorneys’ fees, arising out of Tenant’s installation, operation, maintenance, repair, relocation or removal of the Rooftop Equipment, except to the extent any such liability, expense, loss or damage results from the gross negligence or intentional misconduct of Landlord or its agents, partners, officers, directors, employees, contractors or representatives.  At the expiration or earlier termination of the Lease, Tenant may and, upon request by Landlord, shall remove all of the Rooftop Equipment, including any wiring or cabling relating thereto, at Tenant’s sole cost and expense and will repair at Tenant’s cost any damage resulting from such removal.  If Landlord does not require such removal, any Rooftop Equipment remaining at the Building after the expiration or earlier termination of this Lease which is not removed by Tenant shall be deemed abandoned and shall become the property of Landlord.

56.7                        Roof Access; Rules and Regulations.  Subject to compliance with the construction rules for the Building and Landlord’s reasonable and nondiscriminatory rules and regulations regarding access to the roof and, upon receipt of Landlord’s prior written consent to such activity (which shall not be unreasonably withheld, conditioned or delayed), Tenant and its representatives shall have access to and the right to go upon the roof of the Building, on a seven (7) day per week, twenty-four (24) hour basis, to exercise its rights and perform its obligations under this Article 56, Tenant acknowledges that, except in the case of an emergency or when a Building engineer is not made available to Tenant in sufficient time to allow Tenant to avoid or minimize interruption of use of the Rooftop Equipment, advance notice is required and a Building engineer must accompany all persons gaining access to the rooftop.  Tenant may install Rooftop Equipment at the Building only in connection with its business operations at the Premises, and may not lease or license any rights or equipment to third parties or allow the use of any rooftop equipment by any party other than Tenant.  Tenant acknowledges that Landlord has made no representation or warranty as to Tenant’s ability to operate Rooftop Equipment at the Building and Tenant acknowledges that helicopters, other equipment installations and other structures and activities at or around the Building may result in interference with Tenant’s Rooftop Equipment.  Except as set forth in this Article 56, Landlord shall have no obligation to prevent, minimize or in any way limit or control any existing or future interference with Tenant’s Rooftop Equipment.”

2.                                      As additional consideration for this Agreement, Tenant hereby certifies that:

(a)                                 The Original Lease (as amended hereby) is in full force and effect.

(b)                                 To Tenant’s knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)                                  There are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

3.                                      Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect.  This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.  This Agreement set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Agreement.  Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.  In the case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control.  Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

4.                                      Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement.  Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses

(including without limitation attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, agent, finder or similar person.

5.                                      As an inducement to Landlord to enter into this Agreement, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of the Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.  Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.  Any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under this Lease and shall be covered by the indemnity provisions of the Original Lease.  The representations and warranties contained in this Section shall be continuing in nature and shall survive the expiration or earlier termination of the Lease.

6.                                      It is understood that from time to time during the term of the Lease, Landlord may be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and as a result may be prohibited by law from engaging in certain transactions.  Tenant represents and warrants to the best of its knowledge after due inquiry that at the time this Agreement is entered into and at any time thereafter when the terms of the Lease are amended or modified, neither Tenant nor its affiliates (within the meaning of part VI(c) of Department of Labor Prohibited Transaction Class Exemption 84-14 (“PTE 84-14”, as amended), has or will have the authority to appoint or terminate The Prudential Insurance Company of America (“Prudential”) as an investment manager to any employee benefit plan then holding a ten percent (10%) or greater interest in the Prudential separate account PRISA II, nor the authority to negotiate the terms of any management agreement between Prudential and any such employee pension benefit plan for its investment in PRISA II.  Further, Tenant is not “related” to Prudential within the meaning of part VI(h) of PTE 84-14.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

LANDLORD:

WESTPORT OFFICE PARK, LLC,
a California limited liability company

By:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA II, its member

	By:	/s/ Jeffrey D. Mills

Jeffrey D. Mills, Vice President
[Printed Name and Title]

TENANT:

TALEND, INC.,
a Delaware corporation

By:	/s/ Silvia Campbell

Director of Contracts and Legal Affairs
[Printed Name and Title]

By:

[Printed Name and Title]